Exhibit 3.1

GLG LIFE TECH CORPORATION

[•] Common Shares
(No par value)

UNDERWRITING AGREEMENT

Dated: November [•], 2009

Table of Contents

Section 1.	Representations and Warranties	3
(a)	Representations and Warranties by the Company	3
(b)	Officer’s Certificates	17

Section 2.	Sale and Delivery to Underwriters: Closing	17
(a)	The Firm Shares	17
(b)	The First Closing Date	17
(c)	The Optional Shares; Option Closing Date	17
(d)	Public Offering of the Offered Shares	18
(e)	Payment for the Offered Shares	18
(f)	Delivery of the Offered Shares	18

Section 3.	Additional Covenants	18
(a)	Delivery of Registration Statement, Time of Sale Prospectus and Prospectus	18
(b)	The Lead Underwriters’ Review of Proposed Amendments and Supplements	19
(c)	Free Writing Prospectuses	19
(d)	Filing of Underwriter Free Writing Prospectuses	19
(e)	Amendments and Supplements to Time of Sale Prospectus	19
(f)	Securities Act Compliance	20
(g)	Amendments and Supplements to the Prospectus and Other Securities Act Matters	20
(h)	Blue Sky Compliance	21
(i)	Use of Proceeds	21
(j)	Transfer Agent	21
(k)	Earnings Statement	21
(l)	Periodic Reporting Obligations	21
(m)	Listing	21
(n)	Agreement Not to Offer or Sell Additional Shares	21
(o)	Investment Limitation	22
(p)	No Stabilization or Manipulation; Compliance with Regulation M	22
(q)	Existing Lock-Up Agreements	22

Section 4.	Payment of Expenses	23

Section 5.	Covenant of the Underwriters	23

Section 6.	Conditions to the Obligations of the Underwriters	23
(a)	Accountant’s Comfort Letter	24
(b)	Compliance with Registration Requirements; No Stop Order; No Objection from FINRA	24
(c)	No Material Adverse Change	24
(d)	Opinion of U.S. Counsel for the Company	25
(e)	Opinion of Canadian Counsel for the Company	25
(f)	Opinion of U.S. Counsel for the Underwriters	25
(g)	Opinion of Canadian Counsel for the Underwriters	25
(h)	Officers’ Certificate	25

(i)	Bring-down Comfort Letter	26
(j)	Lock-Up Agreements	26
(k)	Additional Documents	26

Section 7.	Reimbursement of Underwriters’ Expenses	26

Section 8.	Indemnification	27
(a)	Indemnification of the Underwriters	27
(b)	Indemnification of the Company, its Directors and Officers	27
(c)	Notifications and Other Indemnification Procedures	28
(d)	Settlements	29

Section 9.	Contribution	29

Section 10.	Default of One or More of the Several Underwriters	30

Section 11.	Termination of this Agreement	31

Section 12.	No Advisory or Fiduciary Relationship	31

Section 13.	Representations, Warranties an Agreements to Survive Delivery	32

Section 14.	Notices	32

Section 15.	Successors	33

Section 16.	Partial Unenforceability	34

Section 17.	Effect of Headings	34

Section 18.	Counterparts	34

Section 19.	Research Independence	34

Section 20.	Governing Law	34

Section 21.	General Provisions	34

ii

GLG LIFE TECH CORPORATION

[•] Common Shares

UNDERWRITING AGREEMENT

November [•], 2009

Canaccord Capital Corporation and Canaccord Adams Inc. (collectively, “Canaccord”)
99 High Street, Suite 1200
Boston, MA
USA 02110

and

GMP Securities L.P. (“GMP”)
145 King Street West
Suite 300
Toronto, Ontario
M5H 1J8

Ladies and Gentlemen:

GLG Life Tech Corporation, (the “Company”), a corporation incorporated under the British Columbia Business Corporations Act (the “BCBCA”), confirms its agreement with Canaccord and GMP, and each of the other underwriters named in Schedule A hereto (collectively, the “Underwriters”, which term shall also include any underwriter substituted pursuant to Section 10 herein), for whom Canaccord and GMP are acting as lead underwriters (in such capacity, the “Lead Underwriters”), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of common shares, without par value, of the Company (“Common Shares”) set forth in said Schedule A and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(c) hereof to purchase all or any part of [•] additional Common Shares to cover over-allotments, if any. The aforesaid [•] Common Shares (the “Firm Shares”) to be purchased by the Underwriters and all or any part of the [•] Common Shares subject to the option described in Section 2(c) hereof (the “Optional Shares”) are hereinafter called, collectively, the “Offered Shares”.

The Company understands that the Underwriters propose to make a public offering of the Offered Shares in the United States and in each of the provinces of Canada, except the Province of Quebec, upon the terms set forth in the Registration Statement (as defined below) and the Canadian Prospectus (as defined below), respectively, as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.

The Company has prepared and filed with the securities regulatory authorities (the “Canadian Commissions”) in each of provinces of Canada, except the Province of Quebec, (the “Qualifying Jurisdictions”) a preliminary short form prospectus dated November 5, 2009, in respect of the offering of the Offered Shares in accordance with Multilateral Instrument 11-102 Passport System (“MI 11-102”) and National Policy 11-202 Process for Prospectus Reviews in Multiple Jurisdictions (“NI 11-202”) (such preliminary short prospectus relating to the distribution of the Offered Shares used in Canada, including any documents incorporated by reference therein and any amendments thereto, is herein called the “Canadian Preliminary Prospectus”); the British Columbia Securities Commission has issued a receipt for the Canadian Preliminary Prospectus, which receipt evidences that a receipt has been issued by the Ontario Securities Commission, and the Company has satisfied the conditions in MI 11-102 to the deemed issuance of a receipt by the Canadian Commissions for the Canadian Preliminary Prospectus in each of the other Qualifying Jurisdictions; the Company has also prepared and filed with the United States Securities and Exchange Commission (the “Commission”) a registration statement on Form F-10 (File No. 333-162937) for the registration of the offering of the Offered Shares under the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), including the Canadian Preliminary Prospectus (with such additions, omissions and revisions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the Commission).  The effective date of such registration statement or, if the Company files any post-effective amendment to such registration statement, the effective date of the latest such amendment is hereinafter called the “Effective Date”.

In addition, the Company has prepared and will file (i) with the Canadian Commissions in the Qualifying Jurisdictions, a final short form prospectus dated November 19, 2009 relating to the Offered Shares (together with all amendments thereto, the “Canadian Prospectus”) and (ii) with the Commission, an amendment to such registration statement, including the Canadian Prospectus (with such additions, omissions and revisions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the Commission), which most recent such amendment will be declared effective by the Commission.  The registration statement on Form F-10, including any amendment thereof prior to the Effective Date and including the exhibits thereto, the documents incorporated or deemed to be incorporated by reference therein and any information deemed to be a part thereof at the Effective Date for purposes of Section 11 under the Securities Act, is herein called the “Registration Statement”. The preliminary prospectus contained in the Registration Statement relating to the distribution of the Offered Shares in the United States, including the documents incorporated by reference therein, is herein called the “U.S. Preliminary Prospectus”. The U.S. Preliminary Prospectus and the Canadian Preliminary Prospectus are herein collectively referred to as the “Preliminary Prospectus”. The final prospectus contained in the Registration Statement relating to the distribution of the Offered Shares in the United Sates, including the documents incorporated by reference therein, is herein called the “Prospectus”; if, after the execution of this Agreement, any amendment or supplement to the Prospectus or the Canadian Prospectus (including any document incorporated by reference therein) is filed by or on behalf of the Company with the Canadian Commissions in the Qualifying Jurisdictions or with Commission prior to completion of distribution of the Offered Shares, the terms “Canadian Prospectus” and “Prospectus” shall include such amendments or supplements. The Company represents and warrants that no other document with respect to the Canadian Prospectus (other than documents collateral thereto) or the Registration Statement or documents incorporated by reference therein has previously been filed with the Canadian Commissions in the Qualifying Jurisdictions or the Commission, respectively, except for letters transmitting documents for filing and other non-material correspondence.

As used herein, “Applicable Time” is [•] (New York City time) on November 19, 2009.  As used herein, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, and “Time of Sale Prospectus” means the Preliminary Prospectus together with the information and the free writing prospectuses, if any, identified in Schedule B hereto, and each “road show” (as defined in Rule 433 under the Securities Act), if any, related to the offering of the Offered Shares contemplated hereby that is a “written communication” (as defined in Rule 405 under the Securities Act). As used herein, the terms “Registration Statement,” “Preliminary Prospectus,” “Time of Sale Prospectus,” “Canadian

Prospectus” and “Prospectus” shall include the documents incorporated and deemed to be incorporated by reference therein. All references in this Agreement to the Registration Statement, the U.S. Preliminary Prospectus or the Prospectus, and any documents incorporated therein, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). All references in this Agreement to the Canadian Prospectus and the Canadian Preliminary Prospectus, and any documents incorporated therein, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Canadian Commissions pursuant to its System for Electronic Document Analysis and Retrieval (“SEDAR”). All references in this Agreement to financial statements and schedules and other information which are “contained,” “included” or “stated” in the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus, the Canadian Prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus, the Canadian Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus, the Canadian Prospectus or the Prospectus, as the case may be, shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”) or otherwise that is or is deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus, the Canadian Prospectus or the Prospectus, as the case may be.

The Underwriters shall offer the Offered Shares for sale to the public directly and through other duly registered investment dealers and brokers in the Qualifying Jurisdictions, the United States, the United Kingdom and Switzerland only as permitted by applicable law and upon the terms and conditions set forth in the Prospectus, the Canadian Prospectus and this Agreement. The Underwriters agree that they will not, directly or indirectly, distribute the Registration Statement, the Canadian Prospectus, the U.S. Prospectus or publish any prospectus, circular, advertisement or other offering material in any jurisdiction other than the Qualifying Jurisdictions, the United Kingdom, Switzerland or such states of the United States in which the Shares are duly qualified under United States federal and applicable United States state securities laws, in such manner as to require registration of the Offered Shares or the filing of a prospectus or any similar document with respect to the Offered Shares by the Company therein or subject the Company to ongoing periodic reporting obligations in such jurisdiction pursuant to the securities laws of such jurisdiction. The Underwriters agree that each of the Underwriters that is not registered as a broker-dealer under Section 15 of the Exchange Act, will not offer or sell any Offered Shares in, or to persons who are nationals or residents of, the United States other than through one of its United States registered broker-dealer affiliates or otherwise in compliance with Rule 15a-6 under the Exchange Act. Sales of Offered Shares in the Qualifying Jurisdictions may be made only by or through a dealer appropriately registered under applicable Canadian Securities Laws or in circumstances where an exemption from the Canadian registered dealer requirements is available

Section 1.                                            Representations and Warranties.

(a)                                  Representations and Warranties by the Company. The Company hereby represents and warrants to each Underwriter, as of the date of this Agreement, as of the First Closing Date (as hereinafter defined in Section 2) and as of each Option Closing Date (as hereafter defined in Section 2), if any, and covenants with each Underwriter, as follows:

(i)                                                   Forms F-10 and F-X.  The Company is a “foreign private issuer” (as defined in Rule 405 under the Securities Act) and is eligible to use Form F-10 under the Securities Act to register the offering of the Offered Shares under the Securities Act. The Company has prepared and filed with the Commission an appointment of agent for service of process upon the Company on Form F-X in conjunction with the filing of the Registration Statement (the “Form F-X”). The

Registration Statement and the Form F-X conform, and any further amendments to the Registration Statement or the Form F-X will conform, in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder.

(ii)                                                Compliance with Canadian Regulations.  No order preventing or suspending the use of the Canadian Preliminary Prospectus or the Canadian Prospectus or preventing the distribution of the Offered Shares has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened, by any of the Canadian Commissions; as of their respective dates, the Canadian Preliminary Prospectus and the Canadian Prospectus complied in all material respects with all applicable securities laws in the Qualifying Jurisdictions and the respective rules, regulations, blanket rulings, orders and notices made thereunder and the local, uniform, national and multilateral instruments and policies adopted by the Canadian Commissions in the Qualifying Jurisdictions (collectively, the “Canadian Securities Laws”); the Company is qualified to file a prospectus in the form of a short form prospectus in each Qualifying Jurisdiction pursuant to the requirements of National Instrument 44-101 — Short Form Prospectus Distributions; the Canadian Preliminary Prospectus and the Canadian Prospectus contain all documents that are required by Canadian Securities Laws to be incorporated by reference therein; all exemptive relief required to be obtained from the Canadian Commissions in order to complete the offering of the Offered Shares, including exemptive relief granting prospective purchasers in the Qualifying Jurisdictions unrestricted access to website materials granted to prospective purchasers in the United States, if applicable, and exemptive relief from the incorporation of any documents by reference into the Canadian Preliminary Prospectus and the Canadian Prospectus required by Canadian Securities Laws, have been obtained; each of the Canadian Commissions in the Qualifying Jurisdictions has issued or is deemed to have issued receipts for the Canadian Preliminary Prospectus. On the First Closing Date and each Option Closing Date, if any, (i) the Canadian Prospectus will comply in all material respects with the Canadian Securities Laws; (ii) the Prospectus will conform with the Canadian Prospectus except for such additions, omissions and revisions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the Commission; and (iii) the Canadian Prospectus, including any amendment or supplement thereto, constituted as of its date and will constitute, at the First Closing Date and each Option Closing Date, full, true and plain disclosure of all material facts relating to the Offered Shares, and did not as of its date, and will not at the First Closing Date or any Option Closing Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties contained in clause (iii) of this sentence shall not apply to any statements or omissions made in reliance upon and in conformity with information provided in writing to the Company by the Underwriters expressly for use therein, it being understood and agreed that the only such information furnished by the Lead Underwriters to the Company consists of the information described in Section 8 below. To its knowledge, the Company is not a “related issuer” or “connected issuer” (as those terms are defined in National Instrument 33-105 Underwriting Conflicts of the Canadian Securities Administrators) of any of the Underwriters.

(iii)                                             Compliance with U.S. Registration Requirements.  The Registration Statement will become effective under the Securities Act. The Company has not received any requests from the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission.

The U.S. Preliminary Prospectus and the Prospectus when filed complied or will comply, as applicable, in all material respects with the Securities Act and are identical to the copies thereof delivered to the Underwriters for use in connection with the offer and sale of the Offered Shares.  The Registration Statement and any post-effective amendment thereto, at the time it will become effective and at the First Closing Date and each Option Closing date, will comply in all material respects with the Securities Act and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, not misleading. As of the Applicable Time, the Time of Sale Prospectus did not, and at the time of the First Closing Date and each Option Closing Date, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus, as amended or supplemented, as of its date and at the First Closing Date and each Option Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the three immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus or the Time of Sale Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing through the Lead Underwriters expressly for use therein, it being understood and agreed that the only such information furnished through the Lead Underwriters to the Company consists of the information described in Section 8 below. There are no contracts or other documents required to be described in the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

The Company is not an “ineligible issuer” in connection with the offering of the Offered Shares pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of Rule 433 under the Securities Act including timely filing with the Commission or retention where required and legending, and each such free writing prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Shares did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Prospectus or the Preliminary Prospectus. Except for the free writing prospectuses, if any, identified in Schedule B hereto, the Company has not prepared, used or referred to, and will not, without the Underwriters’ prior written consent, prepare, use or refer to, any free writing prospectus.  The Company has taken all actions necessary so that any “road show” (as defined in Rule 433 under the Securities Act) in connection with the Offered Shares will not be required to be filed pursuant to the Securities Act and the rules and regulations adopted by the Commission thereunder.

(iv)                                            Incorporation of Documents by Reference  The documents incorporated or deemed to be incorporated by reference in the Canadian Prospectus, at the time they were filed or hereinafter filed with the Canadian Commissions, complied and will comply in all material respects to the requirements of the Canadian Securities Laws; and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were filed or hereinafter filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission thereunder, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(v)                                               Reports and Documents, etc.  There are no reports or information that in accordance with the requirements of the Canadian Securities Laws must be made publicly available in connection with the offering of the Offered Shares that have not been made publicly available as required. There are no documents required to be filed with the Canadian Commissions in the Qualifying Jurisdictions in connection with the Canadian Preliminary Prospectus or the Canadian Prospectus that have not been filed as required pursuant to Canadian Securities Laws. There are no contracts or other documents required to be described in the Canadian Prospectus which have not been described or filed as required pursuant to Canadian Securities Laws and the contracts so described in the Canadian Prospectus to which the Company or any of its Subsidiaries is a party have been duly authorized, executed and delivered by the Company or its Subsidiaries, constitute valid and binding agreements of the Company or its Subsidiaries and are enforceable against the Company or its Subsidiaries in accordance with their respective terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors’ rights generally, and (ii) general principles of equity, whether considered in a proceeding at law or in equity, and, to the Company’s knowledge, such contracts are enforceable in accordance with their respective terms by the Company against the other parties thereto, except as such enforceability may be limited by (x) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors’ rights generally, and (y) general principles of equity, whether considered in a proceeding at law or in equity, and such contracts are in full force and effect on the date hereof; and neither the Company nor any of its Subsidiaries, nor, to the best of the Company’s knowledge, any other party thereto, is in breach of or default under any of such contracts, except for such breaches or defaults that will not result in a material adverse change in the general affairs, business, assets, management, financial position, stockholders’ equity or results of operations of the Company and its Subsidiaries taken as a whole.

(vi)                                            Distribution of Offering Material By the Company.  The Company has not distributed and will not distribute, prior to the later of (i) the expiration or termination of the option granted to the several Underwriters in Section 2 and (ii) the completion of the Underwriters’ distribution of the Offered Shares, any offering material in connection with the offering and sale of the Offered Shares other than the Preliminary Prospectus, the Time of Sale Prospectus, the Canadian Prospectus, the Prospectus, any free writing prospectus reviewed and consented to by the Lead Underwriters, or the Registration Statement.

(vii)                           Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(viii)                                      Authorization of the Offered Shares.  The Offered Shares have been duly and validly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Common Shares conform as of the Applicable Time, and will conform as of the First Closing Date and each Option Closing Date, to the description relating thereto contained in the Registration Statement and the Canadian Prospectus and such description conforms as of the Applicable Time, and will conform as of the First Closing Date and each Option Closing Date, to the rights set forth in the instruments defining the same; the issuance and sale of the Offered Shares is not subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase the Offered Shares created by law or the Company; and no further approval or authority of the stockholders or Board of Directors of the Company will be required for the issuance and sale of the Offered Shares by the Company as contemplated herein.

(ix)                                              No Applicable Registration or Other Similar Rights.  There are no persons with registration rights or other similar rights to have any securities of the Company registered or qualified for distribution pursuant to the Registration Statement, the Canadian Prospectus or otherwise registered by the Company under the Securities Act or qualified for distribution under any Canadian provincial securities legislation in connection with the offering of the Offered Shares that have not been validly waived with respect to the filing of the Registration Statement and the Canadian Prospectus, and the offering of the Offered Shares.

(x)                                                 No Material Adverse Change.  Since the date of the latest audited financial statements included in the Registration Statement, the Time of Sale Prospectus, the Prospectus and the Canadian Prospectus, except as otherwise stated therein:  (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations, whether or not arising from transactions in the ordinary course of business, of the Company and its Subsidiaries (as defined below), considered as one entity (any such change is called a “Material Adverse Change”); (ii) the Company and its Subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business, nor there have been any transactions entered into by the Company or its Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company or its Subsidiaries considered as one entity, (iii) there is no transaction that is likely to be entered into by the Company that is required to be disclosed in the Registration Statement, the Time of Sale Prospectus, the Prospectus and the Canadian Prospectus, that has not been so disclosed, (iv) there has been no material change in the share capital or long-term debt of the Company or any of its Subsidiaries; (v) the Company has no material contingent obligations that are not disclosed in the Registration Statement, the Time of Sale Prospectus, the Prospectus and the Canadian Prospectus, (vi) there has been no dividend or distribution of any kind declared, paid or made by the Company or any of its Subsidiaries on any class of share capital or repurchase or redemption by the Company or any of its Subsidiaries of any class of share capital.

(xi)                                              Independent Accountants.  PricewaterhouseCoopers LLC (“PWC”) and Lo Porter Hétu, who have delivered their report with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission as a part of the Registration Statement and included in the Preliminary Prospectus, the Time of Sale Prospectus, the Canadian Prospectus and the Prospectus (each, an “Applicable Prospectus” and collectively, the “Applicable Prospectuses”), are (i) each independent public, certified public or chartered accountants as required by the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder, and applicable

Canadian Securities Laws, (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X, and (iii) each a registered public accounting firm as defined by the Public Company Accounting Oversight Board (the “PCAOB”) whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.  There has not been any “reportable event” (as that term is defined in National Instrument 51-102 Continuous Disclosure Obligations) with PWC, Lo Porter Hétu or any other prior auditor of the Company or any of its Subsidiaries.

(xii)                                           Financial Statements.  The consolidated financial statements, and the related notes thereto, filed with the Commission as a part of the Registration Statement or included or incorporated by reference in the Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus and the Canadian Prospectus present fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. The supporting schedules included in the Registration Statement present fairly, in all material respects, the information required to be stated therein. Such financial statements and supporting schedules have been prepared in conformity with Canadian generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The consolidated financial statements, including the notes thereto, included in the Registration Statement, the Time of Sale Prospectus and the Prospectus have been reconciled to generally accepted accounting principles in the United States in accordance with Item 18 of Form 20-F under the Exchange Act. No other financial statements or supporting schedules are required by the Securities Act or Canadian Securities Laws to be included in the Registration Statement, the Prospectus or the Canadian Prospectus. The financial data set forth in the Prospectus under the captions “Summary Consolidated Financial Data”, “Selected Consolidated Financial Data”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Consolidated Capitalization” fairly present, in all material respects, the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement, the Prospectus and the Canadian Prospectus. To the knowledge of the Company, no person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the PCAOB, has participated in or otherwise aided the preparation of, or audited, the financial statements, supporting schedules or other financial data filed with the Commission as a part of the Registration Statement and included in any Applicable Prospectus.  Except as disclosed in the Registration Statement and each Applicable Prospectus, neither the Company nor any of its Subsidiaries has entered into any off-balance sheet transactions this year or in the prior three fiscal years.

(xiii)                                        Company’s Accounting System, Controls and Procedures.  Each of the Company and its Subsidiaries makes and keeps accurate books and records that provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in Canada and in other jurisdictions where any of the Subsidiaries are incorporated, including the People’s Republic of China (the “PRC”), and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as set forth in each Applicable Prospectus, since the date of the most recent balance sheet of the Company audited by PWC, the Company is not aware of and has not been advised of (i) any significant deficiencies in the design or operation of its internal controls that could adversely affect the ability of the

Company to record, process, summarize and report financial data, (ii) any material weakness in its internal controls or (iii) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company. The Company has established and maintains “disclosure controls and procedures” and “internal controls over financial reporting” within the meaning of such terms under Multilateral Instrument 52-109 — Certification of Disclosure in Issuers’ Annual and Interim Filings of the Canadian Securities Administrators and is in compliance with the certification requirements thereof with respect to the Company’s annual and interim filings with the Canadian securities regulators.

(xiv)                                       Incorporation and Good Standing of the Company and its Subsidiaries.  Each of the Company and its subsidiaries listed on Schedule C (collectively, the “Subsidiaries”), has been duly incorporated or organized, as the case may be, and is validly existing as a corporation, partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization and has the full power and authority (corporate or other) to own, lease and operate its properties and to conduct its business as described in each Applicable Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement. Each of the Company and its Subsidiaries is duly qualified as a corporation, foreign corporation, extra-provincial corporation, partnership or limited liability company, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital shares or other equity or ownership interests of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and, except as set forth in each Applicable Prospectus, are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than as disclosed on Schedule C and neither the Company nor any Subsidiary has outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations.

(xv)                                          Capitalization and Other Share Capital Matters.  The authorized, issued and outstanding share capital of the Company is as of the Applicable Time, and will be as of the First Closing Date and each Option Closing Date, as set forth in each Applicable Prospectus under the caption “[]” (other than for subsequent issuances, if any, pursuant to employee benefit plans described in each Applicable Prospectus or upon the exercise of outstanding options or warrants described in each Applicable Prospectus). The Common Shares (including the Offered Shares) conform in all material respects to the description thereof contained in each Applicable Prospectus. All of the issued and outstanding Common Shares have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with all applicable U.S. and Canadian securities laws. None of the outstanding Common Shares was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company created by law or the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any shares of the Company or any of its Subsidiaries other than those accurately described in each Applicable Prospectus. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in each Applicable Prospectus accurately and fairly presents, in all material respects, the information required by all applicable U.S. and Canadian securities laws to be shown with respect to such plans, arrangements, options and rights.  All of the issued and outstanding shares in the capital of the Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Company, as indicated in Schedule C hereto, directly, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares in the capital of the Subsidiaries was issued in violation of the preemptive or other similar rights of any securityholder of the subsidiary or any other person.

(xvi)                                       Stock Exchange Listing.  The Offered Shares have been conditionally approved for listing on the NASDAQ Global Market (the “NASDAQ”), subject to satisfaction by the Company of the conditions prescribed by the NASDAQ. The Offered Shares have been conditionally approved for listing and for trading on the Toronto Stock Exchange (“TSX”), subject to satisfaction by the Company of the conditions prescribed by the TSX; subject to the foregoing, all acts have been taken and all documents have been filed under applicable Canadian and U.S. securities laws, and TSX and NASDAQ rules (except post-closing matters) to enable the Offered Shares to trade on the TSX and the NASDAQ. As of the date that the Common Shares commence trading on the NASDAQ, the Company will comply with all listing requirements of the NASDAQ, including all corporate governance requirements, and excepting any requirements that the Company has obtained exemptive relief from the NASDAQ.  The issued and outstanding Common Shares are listed and posted for trading on the TSX, and no order ceasing or suspending trading in any securities of the Company or the trading of any of the Company’s issued securities has been issued and no proceedings for such purpose are, to the knowledge of the Company, pending or threatened.

(xvii)                      Non-Contravention of Existing Instruments, No Further Authorizations of Approvals Required.  Neither the Company nor any of its Subsidiaries is in violation of its certificates, licenses, permits, or authorizations issued by the competent governmental, regulatory or judicial bodies, or its charter or by-laws, partnership agreement or operating agreement or similar organizational document, as applicable, or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound (including, without limitation, any credit agreement, indenture, pledge agreement, security agreement or other instrument or agreement evidencing, guaranteeing, securing or relating to indebtedness of the Company or any of its Subsidiaries), or to which any of the property or assets of the Company or any of its Subsidiaries is subject (each, an “Existing Instrument”), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company’s execution, delivery and performance of this Agreement, consummation of the transactions contemplated hereby and by each Applicable Prospectus and the issuance and sale of the Offered Shares have been duly authorized by all necessary corporate action and (i) will not result in any violation of its certificates, licenses, permits, or authorizations issued by the competent governmental, regulatory or judicial bodies, or  the provisions of its charter or by-laws, partnership agreement or operating agreement or similar organizational document of the Company or any Subsidiary, as applicable, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any Subsidiary and (iv) will not result in any violation of any other material agreement to which the Company or any of its Subsidiaries is bound. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by each Applicable Prospectus, except such as have been obtained or made or, as contemplated by this Agreement, will be obtained or made, by the Company and are in full force and effect under the Securities Act, applicable Canadian Securities Laws, applicable state securities or blue sky laws and from the Financial Industry Regulatory Authority (“FINRA”). As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries.

(xviii)                                 No Material Actions or Proceedings.  Except as disclosed in the Prospectus or the Registration Statement, there are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened (i) against or affecting the Company or any of its Subsidiaries, (ii) which have as the subject thereof any officer or director (in his or her capacity as such) of, or property owned or leased by, the Company or any of its Subsidiaries or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company, such Subsidiary or such officer or director, (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or materially and adversely affect the consummation of the transactions contemplated by this Agreement or (C) any such action, suit or proceeding is or would be material in the context of the sale of the Offered Shares. No material labor dispute with the employees of the Company or any of its Subsidiaries, or with the employees of any principal supplier, manufacturer, customer or contractor of the Company, exists or, to the best of the Company’s knowledge, is threatened or imminent.

(xix)                                         Intellectual Property Rights.  The Company and its Subsidiaries owns, possesses and/or have been granted valid and enforceable licenses, or have the right to use, all Intellectual Property (as defined below) necessary for the conduct of the Company’s business as now conducted or as proposed in the Registration Statement, the Time of Sale Prospectus, the Prospectus or the Canadian Prospectus to be conducted. Except as set forth in the Registration Statement, the Time of Sale Prospectus, the Prospectus or the Canadian Prospectus under the caption “Description of Business — Intellectual Property”, (i) to the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any such Intellectual Property; (ii) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iii) the Intellectual Property owned by the Company and to the knowledge of the Company, the Intellectual Property licensed to the Company, have not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, the Company has not received any written notice of such claim and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (v) to the Company’s knowledge, no employee of the Company is in or has ever been in violation of any material term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or actions undertaken by the employee while employed with the Company. There is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by any current or former employee, consultant or agent of the Company seeking either ownership rights to any invention or other intellectual property right or compensation from the Company for any invention or other intellectual property right made by such employee, consultant or agent in the course of his/her employment with the Company or otherwise.  The Company’s employees, consultants, agents or any other person privy to the Company’s Intellectual Property listed in Schedule G hereto, have entered into agreements containing confidentiality provisions with the Company or one of its Subsidiaries.  Each of such agreements with the persons listed in Schedule G hereto, as amended to date, have been duly executed and delivered by the Company and its Subsidiaries, as applicable.  To the Company’s knowledge, the Company is not aware of any facts which would bar the grant of a patent from each of the patent applications described in the Applicable Prospectus.  There is no act or omission by the Company or its agents or representatives of which the Company has knowledge that may render any patent or patent application within the Intellectual Property unpatentable, unenforceable or invalid.  Each Applicable Prospectus fairly and accurately described in all material respects the Company’s rights with respect to the Intellectual Property. “Intellectual Property” shall mean all patents, patent rights, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures.

(xx)                                            All Necessary permits, etc.  Each of the Company and its Subsidiaries possesses such valid and current material licenses, certificates, authorizations or permits issued by the appropriate federal, provincial, state, local or foreign regulatory agencies or bodies necessary to conduct its business, and neither the Company nor any of its Subsidiaries has received, or has any reason to believe that it will receive, any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such material license, certificate, authorization or permit.

(xxi)                                         Title to Properties.  The Company and each of its Subsidiaries has good and marketable title to all of the personal property, the buildings on the real property, and other assets reflected as owned in the financial statements referred to in Section 1(a)(xii) above (or elsewhere in any Applicable Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, adverse claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such Subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or any Subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such Subsidiary.

(xxii)                                      Tax Law Compliance.  The Company and its Subsidiaries have filed all necessary United States federal, Canadian federal and all other foreign, provincial, state, local or other income and franchise tax returns or have properly requested extensions thereof and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings, except for such failure would not, individually or in the aggregate, result in a Material Adverse Change. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(a)(xii) above in respect of all United States federal, Canadian federal, state, provincial and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its consolidated Subsidiaries has not been finally determined.  There is no material tax deficiency that has been, or is likely to be, asserted against the Company or its Subsidiaries or any of their properties or assets. There are no liens for taxes (other than for taxes not yet due and payable) on any of the assets or properties of the Company or its Subsidiaries.  Other than as set forth in Schedule H hereto, there are no pending or, to the knowledge of the Company, threatened audits, investigations, disputes or claims for or relating to taxes.  The statements set forth in the Registration Statement and each Applicable Prospectus under the captions “Certain Material Income Tax Considerations” and “Eligibility for Investment” constitute accurate and complete summaries of the matters discussed therein in all material respects.

(xxiii)                                   Company not an “Investment Company”; PFIC.  The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act’). The Company is not, and will not be, either at the time of receipt of payment for the Offered Shares or after the application of the proceeds therefrom as described under “Use of Proceeds” in each Applicable Prospectus, an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an “investment company” within the meanings of the Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.  The Company was not a “passive foreign investment company” (a “PFIC”) as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended, for its most recently completed taxable year and, based on the Company’s current projected income, assets and activities, the Company does not expect to be classified as a PFIC for its current taxable year.

(xxiv)                                  Insurance.  Each of the Company and its Subsidiaries is insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for its business including, but not limited to, policies covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes and policies covering the Company and its Subsidiaries for product liability claims. The Company has no reason to believe that it or any Subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. Neither the Company nor any Subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

(xxv)                                     No Price Stabilization or Manipulation; Compliance with Regulation M.  Neither the Company nor, to its knowledge, any of its officers, directors or affiliates, has taken or will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or any other “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) whether to facilitate the sale or resale of the Offered Shares or otherwise, and has taken no action which would directly or indirectly violate Regulation M.

(xxvi)                                  Related Party Transactions; No Material Conflicts.  There are no business relationships or related-party transactions involving the Company or any of its Subsidiaries or any other person required to be described in each Applicable Prospectus which have not been described as required.  There are no material conflicts of interest to which directors and officers of the Company may be subject with respect to the operations of the Company.

(xxvii)          FINRA Matters.  All of the information provided to the Underwriters or to counsel for the Underwriters by the Company and, to the knowledge of the Company, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rule 5110 or 5190 or NASD Conduct Rule 2720 is true, complete and correct.

(xxviii)         Parties to Lock-Up Agreements.  Each of the persons and entities listed in Schedule D has executed and delivered to the Lead Underwriters a lock-up agreement in the form applicable to such person, as indicated in Exhibit A and Exhibit B to Schedule E hereto. Schedule D hereto contains a true, complete and correct list of all officers, directors and, to the knowledge of the Company, shareholders holding in excess of 10% of the Company’s issued and outstanding common shares. If any additional persons shall become officers, directors or shareholders holding in excess of 10% of the Company’s issued and outstanding common shares prior to the end of the Lock-up Period (as defined below), the Company shall cause (or in the case of shareholders that, to the knowledge of the Company, in the future hold in excess of 10% of the Company’s issued and outstanding common shares, use reasonable efforts to cause) each such person to execute and deliver to the Lead Underwriters a lock-up agreement in the form attached as Exhibit B to Schedule E hereto.

(xxix)            Statistical and Market-Related Data.  The statistical, demographic and market-related data included in the Registration Statement and each Applicable Prospectus are based on or derived from sources that the Company believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

(xxx)             No Unlawful Contributions or Other Payments.  Neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or any Subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, provincial, state, local, municipal or foreign office in violation of any law or failed to disclose fully any contribution, in violation of any law, or made any payment to any foreign, federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States, Canada, any other foreign government or any respective jurisdiction thereof.

(xxxi)            Compliance with Environmental Laws.  Except as described in each Applicable Prospectus, (i) neither the Company nor any of its Subsidiaries is in violation in any material respect of any federal, provincial, state, local, municipal or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and its Subsidiaries have all certificates, licenses, permits, authorizations and approvals required under any applicable Environmental Laws and are in compliance with their requirements except where the failure to obtain such certificates, licenses, permits, authorizations and approvals or to comply with their requirements would not singly or in the aggregate, result in a Material Adverse Change, (iii) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries and (iv) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxxii)           Brokers.  Other than as contemplated by this Agreement, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any of the transactions contemplated by this Agreement.

(xxxiii)          No Outstanding Loans or Other Extensions of Credit.  Since November 5, 2009, neither the Company nor any of its Subsidiaries has extended or maintained credit, arranged for the extension of credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer (or equivalent thereof) of the Company and/or such Subsidiary except for such extensions of credit as are expressly permitted by Section 13(k) of the Exchange Act, and no loan made prior to such date remains outstanding.

(xxxiv)          Compliance with Laws.  The Company and its Subsidiaries are in compliance in all material respects with, and conduct their businesses in conformity in all material respects with, all applicable U.S., Canadian and PRC federal, state, provincial, local and foreign laws, rules and regulations and all applicable ordinances, judgments, decrees, orders, units and injunctions of any court or governmental agency or body, except to the extent that the Company may be in default for posting website materials prior to obtaining exemptive relief under Canadian securities laws.

(xxxv)           Dividend Restrictions.  Except (i) as disclosed in each Applicable Prospectus, or (ii) as may be restricted by applicable law, including foreign exchange laws and regulations of the PRC, no Subsidiary of the Company is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary’s equity securities or from repaying to the Company or any other Subsidiary of the Company any amounts that may from time to time become due under any loans or advances to such Subsidiary from the Company or from transferring any property or assets to the Company or to any other Subsidiary.

(xxxvi)          Audit Committee.  The Company’s board of directors has validly appointed an audit committee whose composition satisfies the requirements of Multilateral Instrument 52-110 — Audit Committees of the Canadian Securities Administrators (“MI 52-110”).  The Company operates in accordance with all material requirements of MI 52-110.

(xxxvii)         Foreign Corrupt Practices Act.  Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company and its Subsidiaries and, to the

knowledge of the Company, the Company’s affiliates will monitor their respective businesses to ensure compliance with the FCPA and, if violations of the FCPA are found, will take remedial action to remedy such violations.

(xxxviii)        Money Laundering Laws.  The operations of the Company and its Subsidiaries are, and have been conducted at all times, in compliance with all material applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxix)          OFAC.  Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xl)               Principal Shareholders.  To the knowledge of the Company, after due inquiry, except as disclosed in the Registration Statement, Time of Sale Prospectus, Prospectus and the Canadian Prospectus, none of the directors or officers or shareholders of the Company listed under “[•]” in the Registration Statement, Time of Sale Prospectus, Prospectus and the Canadian Prospectus is or has ever been within the preceding ten years, convicted in a criminal proceeding or named subject of a criminal proceeding which is presently pending (in each case, excluding traffic violations and other minor offences) or subject to bankruptcy proceedings, in the United States, Canada or elsewhere.

(xli)              Form of Common Shares.  The definitive form of certificate representing the Common Shares has been duly approved and adopted by the Company and conforms to the requirements, if any, of the BCBCA, the TSX, the NASDAQ and the governing documents of the Company.

(xlii)             Agreements with Cargill.  All agreements currently in effect among the Company and Cargill, Incorporated (including any subsidiary of Cargill, Incorporated) are listed in Schedule F hereto.

(xliii)            Proposed Acquisition.  There are no material agreements, contracts, arrangements or understandings (written or oral) with any persons relating to the acquisition or proposed acquisition by the Company or its Subsidiaries of any material interest in any business (or part of a business) or corporation, nor are there any other specific contracts or agreements (written or oral) in respect of any such matters in contemplation.

(xliv)            Compliance with PRC Foreign Exchange and Acquisition Rules.(xlv)  Except as disclosed in the Prospectus or the Registration Statement, the Company, its PRC Subsidiaries and

each of the Company’s shareholders who is a PRC resident natural person (if applicable) have complied with all applicable PRC laws and regulations, including without limitation Circular No.75 on Several Issues Regarding the Foreign Exchange Administration on the Financing and Return Investment by Chinese Domestic Residents through Overseas Special Purpose Companies (promulgated by the State Administration of Foreign Exchange of the PRC on October 21, 2005) and its implementing rules, and the Provisions regarding Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (promulgated by the Ministry of Commerce of the PRC and five other governmental authorities and became effective on September 8, 2006).

(b)           Officer’s Certificates.  Any certificate signed by any officer of the Company delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

The Company acknowledges that the Underwriters and, for the purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company and counsel to the Underwriters will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

Section 2.               Sale and Delivery to Underwriters: Closing.

(a)           The Firm Shares.  Upon the terms herein set forth, the Company agrees to issue and sell to the several Underwriters an aggregate of [•] Firm Shares. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the respective number of Firm Shares set forth opposite their names on Schedule A. The purchase price per Firm Share to be paid by the several Underwriters to the Company is set forth in Schedule A hereto.

(b)           The First Closing Date.  Delivery of certificates for the Firm Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of Fasken Martineau DuMoulin LLP (or such other place as may be agreed to by the Company and the Underwriters) at 9:00 a.m. New York City time, on November [•], 2009 (the “First Closing Date”), unless another time shall be agreed by the Lead Underwriters and the Company or unless postponed in accordance with the provisions of Section 10 hereof.

(c)           The Optional Shares; Option Closing Date.  In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of [•] Optional Shares from the Company, for the sole purpose of covering sales of Common Shares in excess of the Firm Shares, at the purchase price per share to be paid by the Underwriters for the Firm Shares as set forth in Schedule A hereto. The option granted hereunder may be exercised at any time and from time to time in whole or in part upon notice by the Lead Underwriters to the Company, which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Optional Shares as to which the Underwriters are exercising the option, and (ii) the time, date and place at which such Optional Shares will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in the event that such time and date are simultaneous with the First Closing Date, the term “First Closing Date” shall refer to the time and date of delivery of certificates for the Firm Shares and such Optional Shares). Any such time and date of delivery, if subsequent to the First Closing Date, is called an “Option Closing Date” and shall be determined by the Lead Underwriters and shall not be earlier than two nor later than ten full business days after the date of delivery of such notice of exercise. If any Optional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Optional Shares (subject to such adjustments to eliminate fractional shares as the Lead

Underwriters may determine) that bears the same proportion to the total number of Optional Shares to be purchased as the number of Firm Shares set forth on Schedule A opposite the name of such Underwriter bears to the total number of Firm Shares. The Lead Underwriters may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.  If the Underwriters so elect, delivery of the Common Shares may be made by credit through full fast transfer to the accounts at the Depository Trust Company designated by the Lead Underwriters.

(d)           Public Offering of the Offered Shares.  The Underwriters hereby advise the Company that the Underwriters intend to offer for sale to the public, initially on the terms set forth in the Time of Sale Prospectus and each Applicable Prospectus, their respective portions of the Offered Shares as soon after this Agreement has been executed and the Registration Statement becomes effective as the Lead Underwriters, in their sole judgment, has determined is advisable and practicable.

(e)           Payment for the Offered Shares.  Payment for the Offered Shares shall be made at the First Closing Date (and, if applicable, at each Option Closing Date) by wire transfer of immediately available funds to the order of the Company.

It is understood that the Lead Underwriters have been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Shares and any Optional Shares the Underwriters have agreed to purchase. The Lead Underwriters may (but shall not be obligated to) make payment for any Offered Shares to be purchased by any Underwriter whose funds shall not have been received by the Lead Underwriters by the First Closing Date or the applicable Option Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(f)            Delivery of the Offered Shares.  The Company shall deliver, or cause to be delivered, to the Lead Underwriters for the accounts of the several Underwriters certificates for the Firm Shares at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company shall also deliver, or cause to be delivered, to the Lead Underwriters for the accounts of the several Underwriters, certificates for the Optional Shares the Underwriters have agreed to purchase at the First Closing Date or the applicable Option Closing Date, as the case may be, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Offered Shares shall be in definitive form and registered in such names and denominations as the Lead Underwriters shall have requested at least two full business days prior to the First Closing Date (or the applicable Option Closing Date, as the case may be) and copies thereof shall be made available for inspection on the business day preceding the First Closing Date (or the applicable Option Closing Date, as the case may be) at a location in Vancouver as the Lead Underwriters may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

Section 3.               Additional Covenants.

The Company further covenants and agrees with each Underwriter as follows:

(a)           Delivery of Registration Statement, Time of Sale Prospectus and Prospectus.   The Company shall furnish to the Lead Underwriters, without charge, five signed copies of the Registration Statement and any amendments thereto (including exhibits thereto), and each consent and certificate of experts filed as a part thereof, and for delivery to each other Underwriter a conformed copy of the Registration Statement and any amendments thereto (without exhibits thereto), and any free writing prospectus reviewed and consented to by the Lead Underwriters and shall furnish to the Lead

Underwriters, without charge, prior to 12:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 3(e) or 3(f) below, as many copies of the Time of Sale Prospectus, the Canadian Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement and any free writing prospectus reviewed and consented to by the Lead Underwriters as the Lead Underwriters may reasonably request.

(b)           The Lead Underwriters’ Review of Proposed Amendments and Supplements.  Prior to amending or supplementing the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus, the Canadian Prospectus or the Prospectus (including any amendment or supplement through incorporation by reference of any document), the Company shall furnish to the Lead Underwriters for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement without the Lead Underwriters’ prior written consent.

(c)           Free Writing Prospectuses.  The Company shall furnish to the Lead Underwriters for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed free writing prospectus or any amendment or supplement thereto to be prepared by or on behalf of, used by, or referred to by the Company and the Company shall not file, use or refer to any proposed free writing prospectus or any amendment or supplement thereto without the Lead Underwriters’ prior written consent. The Company shall furnish to each Underwriter, without charge, as many copies of any free writing prospectus prepared by or on behalf of, or used by, the Company as such Underwriter may reasonably request. If at any time when a prospectus is required by the Securities Act (including, without limitation, pursuant to Rule 173(d) under the Securities Act) to be delivered in connection with sales of the Offered Shares (but in any event at any time through and including the First Closing Date) there occurred or occurs an event or development as a result of which any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company shall promptly amend or supplement such free writing prospectus to eliminate or correct such conflict or so that the statements in such free writing prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such subsequent time, not misleading, as the case may be; provided, however, that prior to amending or supplementing any such free writing prospectus, the Company shall furnish to the Lead Underwriters for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of such proposed amended or supplemented free writing prospectus and the Company shall not file, use or refer to any such amended or supplemented free writing prospectus without the Lead Underwriters’ prior written consent.

(d)           Filing of Underwriter Free Writing Prospectuses. The Company shall not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)           Amendments and Supplements to Time of Sale Prospectus. If the Time of Sale Prospectus is being used to solicit offers to buy the Offered Shares at a time when the Prospectus or Canadian Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus so that the Time of Sale Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, including the Securities Act, the Company shall (subject to Section 3(b) and Section 3(c)) forthwith prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law including the Securities Act.

(f)            Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise the Lead Underwriters in writing (i) of the receipt of any comments of, or requests for additional or supplemental information or other communication from, any Canadian Commission or the Commission with respect to the Canadian Prospectus or the Registration Statement, (ii) of any request by any Canadian Commission to amend or supplement the Canadian Prospectus or for additional information or of any request by the Commission to amend the Registration Statement or to amend or supplement the Registration Statement or for additional information, (iii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Preliminary Prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus, (iv) of the time and date that any post-effective amendment to the Registration Statement becomes effective, (v) of the issuance by the Commission or any Canadian Commission, as applicable, of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any order directed at any document incorporated by reference in the Registration Statement, the Prospectus or the Canadian Prospectus or any amendment or supplement thereto or any order preventing or suspending the use of the Preliminary Prospectus, the Time of Sale Prospectus, any free writing prospectus, the Prospectus or the Canadian Prospectus or any amendment or supplement thereto or any post-effective amendment to the Registration Statement, or the suspension of the qualification of the Offered Shares for sale in any jurisdiction, or of any proceedings to remove, suspend or terminate from listing or quotation the Shares from any securities exchange upon which they are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes, and (vi) of the issuance by any Canadian Commission or of the Commission of any order having the effect of ceasing or suspending the distribution of the Offered Shares, or of the institution or, to the knowledge of the Company, threatening of any proceedings for any such purpose. If the Commission or any Canadian Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment.

(g)           Amendments and Supplements to the Prospectus and Other Securities Act Matters.   The Company will comply with the Securities Act, the Exchange Act and the Canadian Securities Laws so as to permit the completion of the distribution of the Offered Shares as contemplated in this Agreement and the Registration Statement and the Canadian Prospectus. If any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Registration Statement or the Canadian Prospectus so that the Registration Statement and the Canadian Prospectus do not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Registration Statement or the Canadian Prospectus is delivered to a purchaser, not misleading, or if in the opinion of the Lead Underwriters or counsel for the Underwriters it is otherwise necessary to amend or supplement the Registration Statement or the Canadian Prospectus to comply with applicable law, including the Securities Act and Canadian Securities Laws, the Company agrees (subject to Section 3(b) and Section 3(c)) to promptly prepare, file with the Commission and the Canadian Commissions and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Registration Statement and the Canadian Prospectus so that the statements in the Registration Statement and the Canadian Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Registration Statement or the Canadian Prospectus is delivered to a purchaser, not be misleading or so that the Registration Statement and the Canadian Prospectus, as amended or supplemented, will comply with applicable law, including the Securities Act and Canadian Securities Laws, as applicable. Neither the Lead Underwriters consent to, nor delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under Section 3(b) and Section 3(c).

(h)           Blue Sky Compliance.  The Company shall cooperate with the Lead Underwriters and counsel for the Underwriters to qualify or register the Offered Shares for sale under (or obtain exemptions from the application of) state securities or blue sky laws or Canadian provincial securities laws (or foreign laws) of those jurisdictions designated by the Lead Underwriters, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Offered Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any jurisdiction in which it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Lead Underwriters promptly of the suspension of the qualification or registration of (or any exemption relating to) the Offered Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(i)            Use of Proceeds.  The Company shall apply the net proceeds from the sale of the Offered Shares sold by it in the manner described under the caption “Use of Proceeds” in each Applicable Prospectus.

(j)            Transfer Agent.  The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Shares both in Canada and the United States.

(k)           Earnings Statement.  To make generally available to its security holders as soon as practicable, but in any event not later than the forty-fifth (45th) day following the end of the full fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement (as defined in Rule 158(c)), an earnings statement of the Company and its Subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158).

(l)            Periodic Reporting Obligations.  The Company shall file, on a timely basis, with the Commission, the Canadian Commissions, the NASDAQ and the TSX all reports and documents required to be filed under applicable United States and Canadian securities laws. Additionally, the Company shall report the use of proceeds from the issuance of the Offered Shares as may be required under Rule 463 under the Securities Act, if applicable.

(m)          Listing.  The Company will use its commercially reasonable efforts to effect and maintain the listing of the Offered Shares on the TSX and the NASDAQ and to maintain the listing of the Offered Shares on the TSX and the NASDAQ for a period of 12 months from the First Closing Date, unless the shareholders of the Company approve a transaction where such listing is terminated.

(n)           Agreement Not to Offer or Sell Additional Shares.  During the period commencing on and including the date hereof and ending on and including the 90th day following the date of this Agreement

(as the same may be extended as described below, the “Lock-up Period”), the Company will not, without the prior written consent of the Lead Underwriters (which consent shall not be unreasonably withheld), directly or indirectly offer, sell, contract to sell, secure, pledge, grant or sell any options, accelerate the vesting of any options, right or warrant to purchase, or otherwise lend, transfer or dispose of, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, any of the Company’s securities, or  make any short sale, engage in any hedging transaction, or enter into any swap or other arrangement that transfers to another any of the economic consequences of ownership of Common Shares, or file any registration statement under the Securities Act in respect of, any Common Shares, options, rights or warrants to acquire Common Shares or securities exchangeable or exercisable for or convertible into Common Shares (other than as contemplated by this Agreement with respect to the Offered Shares) or publicly announce the intention to do any of the foregoing; provided, however, that the Company may issue Common Shares, options to purchase Common Shares or performance share units, or issue Common Shares upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement, may issue Common Shares upon exercise of warrants outstanding on the date hereof, in each case as described in each Applicable Prospectus. Notwithstanding the foregoing, if (i) during the last 17 days of the Lock-up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the Lock-up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, then in each case the Lock-up Period will be extended until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless the Lead Underwriters waive, in writing, such extension (which waiver shall not be unreasonably withheld). The Company will provide the Lead Underwriters with prior notice of any such announcement that gives rise to an extension of the Lock-up Period.

(o)           Investment Limitation.    The Company shall not invest or otherwise use the proceeds received by the Company from its sale of the Offered Shares in such a manner as would require the Company or any of its Subsidiaries to register as an investment company under the Investment Company Act.

(p)           No Stabilization or Manipulation; Compliance with Regulation M.  The Company will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Shares or any other reference security, whether to facilitate the sale or resale of the Offered Shares or otherwise, and the Company will, and shall cause each of its affiliates to, comply with all applicable provisions of Regulation M. If the limitations of Rule 102 of Regulation M (“Rule 102”) do not apply with respect to the Offered Shares or any other reference security pursuant to any exception set forth in Section (d) of Rule 102, then promptly upon notice from the Lead Underwriters (or, if later, at the time stated in the notice), the Company will, and shall cause each of its affiliates to, comply with Rule 102 as though such exception were not available but the other provisions of Rule 102 (as interpreted by the Commission) did apply.

(q)           Existing Lock-Up Agreements.  During the Lock-up Period, as such Lock-Up period may be extended for the persons indicated in Schedule E hereto, the Company will enforce all existing agreements between the Company and any of its employees, directors or security holders that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Company’s securities. In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such existing “lock-up” agreements for the duration of the periods contemplated in such agreements.

The Lead Underwriters, on behalf of the several Underwriters, may, in its sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

Section 4.               Payment of Expenses.

The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the registration, issuance, delivery and qualification of the Offered Shares in the United States and Canada (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Shares, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Offered Shares to the Underwriters, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Time of Sale Prospectus, the Prospectus, the Form F-X, the Canadian Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company, and the Preliminary Prospectus, all amendments and supplements thereto, and this Agreement, (vi) all filing fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Offered Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada or any other country, and, if requested by the Lead Underwriters, preparing and printing a “Blue Sky Survey” or other memorandum and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vii) the filing fees in connection with FINRA’s review, if any, and approval of the Underwriters’ participation in the offering and distribution of the Offered Shares; (ix) all travel expenses, including air fare and accommodation expenses, of representatives of the Company in connection with any “road show” undertaken in connection with the marketing of the offering of the Offered Shares, (x) expenses related to road-shows, marketing activities and the reasonable costs and out-of-pocket expenses of the Underwriters (including their travel expenses in connection with due diligence and marketing activities), to a maximum, collectively, of $50,000, (xi) the fees and expenses associated with listing the Offered Shares on the NASDAQ and the TSX, and (xii) the fees and expenses of Underwriters’ legal counsel up to $100,000, and (xiii) taxes on all of the foregoing.

Except as provided in this Section 4, Section 7, Section 8 and Section 9 hereof, the Underwriters shall pay (i) the Underwriters’ own expenses, including the fees and disbursements of Underwriters’ counsel, (ii) fees and disbursements of translators, if applicable, and (iii) taxes on all of the foregoing.

Section 5.               Covenant of the Underwriters.

Each Underwriter, severally and not jointly, covenants with the Company not to take any action that would result in the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

Section 6.               Conditions to the Obligations of the Underwriters.

The obligations of the several Underwriters to purchase and pay for the Offered Shares as provided herein on the First Closing Date and, with respect to the Optional Shares, each Option Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional Shares, as of each Option Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a)           Accountant’s Comfort Letter.  On the date hereof, the Underwriters shall have received from each of Lo Porter Hétu and PWC, independent public or certified public accountants for the Company, (i) a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, the Preliminary Prospectus, the Canadian Prospectus and the Prospectus (and the Lead Underwriters shall have received an additional five conformed copies of such accountants’ letter for each of the several Underwriters), and (ii) confirming that each of Lo Porter Hétu and PWC is: (A) an independent public, certified public or chartered accountants as required by the Securities Act, the Exchange Act and all Canadian Securities Laws and (B) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X.

(b)           Compliance with Registration Requirements; No Stop Order; No Objection from FINRA.  For the period from and after effectiveness of this Agreement and up to and including the First Closing Date and, with respect to the Optional Shares, each Option Closing Date:

(i)            no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission;

(ii)           no order preventing or suspending the use of the Canadian Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or threatened by any Canadian Commission or other securities regulatory authority in Canada;

(iii)          no order having the effect of ceasing or suspending the distribution of the Offered Shares or any other securities of the Company shall have been issued by any securities regulatory authority or stock exchange in Canada or the United States and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company, shall be contemplated by any such securities regulatory authority or stock exchange;

(iv)          all requests for additional information on the part of the Commission or any Canadian Commission shall have been complied with;

(v)           the Offered Shares shall have been approved for listing on NASDAQ and conditionally approved for listing on the TSX, subject only to notice of issuance at or prior to the time of purchase; and

(vi)          FINRA shall have provided written notice of no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(c)           No Material Adverse Change.   For the period from and after effectiveness of this Agreement and up to and including the First Closing Date and, with respect to the Optional Shares, each Option Closing Date, in the judgment of the Lead Underwriters, there shall not have occurred any Material Adverse Change.

(d)           Opinion of U.S. Counsel for the Company.  On each of the First Closing Date and each Option Closing Date, the Underwriters shall have received the opinion of DLA Piper LLP (US), U.S. counsel for the Company, dated as of such Closing Date, substantially in form and substance to the effect set forth in Exhibit 6(d) hereto (and the Lead Underwriters shall have received an additional five signed copies of such counsel’s legal opinion for each of the several Underwriters).  In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the State of New York and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Lead Underwriters.

(e)           Opinion of Canadian Counsel for the Company.  On each of the First Closing Date and each Option Closing Date the Underwriters shall have received the opinion of Fasken Martineau DuMoulin LLP, Canadian counsel for the Company, dated as of such Closing Date, substantially in form and substance to the effect set forth in Exhibit 6(e) hereto (and the Lead Underwriters shall have received an additional five signed copies of such counsel’s legal opinion for each of the several Underwriters). In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the Provinces of British Columbia, Alberta and Ontario, and the federal laws of Canada applicable therein, upon the opinions of counsel satisfactory to the Lead Underwriters.

(f)            Opinion of U.S. Counsel for the Underwriters.  On each of the First Closing Date and each Option Closing Date the Underwriters shall have received the opinion of Choate Hall & Stewart LLP, U.S. counsel for the Underwriters, in form and substance satisfactory to the Underwriters, dated as of such Closing Date.  In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the federal laws of the United States of America, upon the opinions of counsel satisfactory to the Lead Underwriters.  Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its Subsidiaries and certificates of public officials.

(g)           Opinion of Canadian Counsel for the Underwriters.  On each of the First Closing Date and each Option Closing Date the Underwriters shall have received the opinion of Farris, Vaughan, Wills & Murphy LLP, Canadian counsel for the Underwriters, in form and substance satisfactory to the Underwriters, dated as of such Closing Date. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the laws of the Province of British Columbia and the federal laws of Canada applicable therein upon the opinions of counsel satisfactory to the Lead Underwriters. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiary and certificates of public officials.

(h)           Officers’ Certificate.  On each of the First Closing Date and each Option Closing Date the Underwriters shall have received a written certificate executed by the Chief Executive Officer or President of the Company and the Chief Financial Officer of the Company, dated as of such Closing Date, to the effect set forth in Subsection 6(b) herein, and further to the effect that:

(i)            for the period from and including the date of this Agreement to and including such Closing Date, there has not occurred any Material Adverse Change;

(ii)           the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

(iii)          the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

(i)            Bring-down Comfort Letter.   On each of the First Closing Date and each Option Closing Date the Underwriters shall have received from PWC, independent public or certified public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Underwriters, to the effect that PWC reaffirms the statements made in the letter furnished by PWC pursuant to subsection (a) of this Section 6, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or the applicable Option Closing Date, as the case may be (and the Lead Underwriters shall have received an additional five conformed copies of such accountants’ letter for each of the several Underwriters).

(j)            Lock-Up Agreements.  On or prior to the date hereof, the Company shall have furnished to the Lead Underwriters an agreement in the applicable form indicated in Schedule E hereto from each of the persons listed on Schedule D hereto, and such agreement shall be in full force and effect on each of the First Closing date and each Option Closing Date.

(k)           Additional Documents.    On or before each of the First Closing Date and each Option Closing Date, the Underwriters and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably request for the purposes of enabling them to pass upon the issuance and sale of the Offered Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Offered Shares as contemplated herein and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Lead Underwriters by notice to the Company at any time on or prior to the First Closing Date and, with respect to the Optional Shares, at any time on or prior to the applicable Option Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 7, Section 8 and Section 9 shall at all times be effective and shall survive such termination.

Section 7.               Reimbursement of Underwriters’ Expenses.

If this Agreement is terminated by the Lead Underwriters pursuant to Section 6, Section 10 or Section 11, or if the sale to the Underwriters of the Offered Shares on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Lead Underwriters and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for documented out-of-pocket expenses incurred by the Lead Underwriters and the Underwriters in connection with the proposed purchase and the offering and sale of the Offered Shares, as outlined in Section 4 herein, including expenses related to road-shows, marketing activities and the reasonable costs and out-of-pocket expenses of the Underwriters (including their travel expenses in connection with due diligence and marketing activities), to a maximum, collectively, of $50,000 and the fees and expenses of Underwriters’ legal counsel up to $100,000.

Section 8.               Indemnification.

(a)           Indemnification of the Underwriters.   The Company agrees to indemnify and hold harmless each Underwriter, its officers and employees and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act against any loss (other than lost profits), claim, damage, liability or expense, joint or several, to which such Underwriter or such officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act, any Canadian Securities Laws, other federal, provincial or state statutory law or regulation, or the laws or regulations of foreign jurisdictions in which Offered Shares have been offered or sold, or at common law or otherwise (including in settlement of any litigation), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof for purposes of Section 11 under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, the Prospectus, the Canadian Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iii) any breach or violation of the representations, warranties, covenants or agreements of the Company set forth in this Agreement; or (iv) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Offered Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i), (ii) or (iii) above, provided that the Company shall not be liable under this clause (iv) to the extent that a court of competent Jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence, bad faith or willful misconduct; and to reimburse each Underwriter and each such officer, employee and controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Lead Underwriters) as such expenses are reasonably incurred by such Underwriter or such officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Lead Underwriters expressly for use in the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus, any such free writing prospectus, the Prospectus, or the Canadian Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by the Underwriters through the Lead Underwriters to the Company consists of the information described in subsection (b) below. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

(b)           Indemnification of the Company, its Directors and Officers.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, any Canadian Securities Laws or other federal, provincial or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof for purposes of Section 11 under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, the Prospectus, the Canadian Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus, such free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, the Prospectus, or the Canadian Prospectus (or such amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Underwriters through the Lead Underwriters expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are reasonably incurred by such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, the Prospectus, the Canadian Prospectus, or Supplementary Material (or any amendment or supplement thereto) are the statements set forth in the table in the first paragraph under the caption “Underwriting”, and as set forth in the first paragraph under the subheading “Discounts and Commissions”, and the third paragraph under the subheading “Price Stabilization, Short Positions and Penalty Bids”, under the caption “Underwriting”. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c)           Notifications and Other Indemnification Procedures.   Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (together with local counsel) representing the indemnified parties who are parties to such action), which counsel (together with any local counsel) for the indemnified parties shall be selected by the Lead Underwriters (in the case of counsel for the indemnified parties referred to in Section 8(a) above) or by the Company (in the case of counsel for the indemnified parties referred to in Section 8(b) above)), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred.

(d)           Settlements.  The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

Section 9.               Contribution.

If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Offered Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Offered Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Offered Shares pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate offering price of the Offered Shares as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(c) for purposes of indemnification.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by such Underwriter in connection with the Offered Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their respective names on Schedule A. For purposes of this Section 9, each officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

Section 10.             Default of One or More of the Several Underwriters.

If, on the First Closing Date or the applicable Option Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Offered Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Offered Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Offered Shares to be purchased on such date, the Lead Underwriters may make arrangements satisfactory to the Company for the purchase of such Offered Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the other Underwriters shall be obligated, severally and not jointly, in the proportions that the number of Firm Shares set forth opposite their respective names on Schedule A bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Lead Underwriters with the consent of the non-defaulting Underwriters, to purchase the Offered Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or the applicable Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Offered Shares and the aggregate number of Offered Shares with respect to which such default occurs exceeds 10% of the aggregate number of Offered Shares to be purchased on such date, and arrangements satisfactory to the Lead Underwriters and the Company for the purchase of such Offered Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 7, Section 8 and Section 9 shall at all times be effective and shall survive such termination. In any such case either the Lead Underwriters or the Company shall have the right to postpone the First Closing Date or the applicable Option Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Applicable Prospectus or any other documents or arrangements may be effected.  Nothing in this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

Section 11.             Termination of this Agreement.

Prior to the purchase of the Firm Shares by the Underwriters on the First Closing Date, this Agreement may be terminated by the Lead Underwriters by notice given to the Company if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission, a Canadian securities regulatory authority, by the NASDAQ or by or by the TSX, or trading in securities generally on any of the NASDAQ, the New York Stock Exchange or the TSX shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or FINRA; (ii) a general banking moratorium shall have been declared by any United States federal, New York state or Canadian federal authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States, Canadian or international financial markets, or any substantial change or development involving a prospective substantial change in United States’, Canada’s or international political, financial or economic conditions, in each case as in the judgment of the Lead Underwriters is material and adverse and makes it impracticable or inadvisable to market the Offered Shares in the manner and on the terms described in the Time of Sale Prospectus or the Applicable Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Lead Underwriters there shall have occurred any Material Adverse Change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Lead Underwriters may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Lead Underwriters and the Underwriters pursuant to Section 4 and Section 7 hereof, (b) any Underwriter to the Company, or (c) any party hereto to any other party, except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

Section 12.             No Advisory or Fiduciary Relationship

The Company acknowledges and agrees that (a) the purchase and sale of the Offered Shares pursuant to this Agreement, including the determination of the public offering price of the Offered Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or its shareholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favour of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the

Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

Section 13.                                      Representations, Warranties an Agreements to Survive Delivery.

The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and, anything herein to the contrary notwithstanding, will survive delivery of and payment for the Offered Shares sold hereunder and any termination of this Agreement.

Section 14.                                      Notices.

All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Underwriters:

Canaccord Capital Corporation
99 High Street, Suite 1200
Boston, MA
USA 02110
Tel: (617) 371-3900
Fax: (617) 371-3798

Attention:  Steven L. Winokur

-and-

Canaccord Adams Inc.
99 High Street
11th Floor
Boston, Massachusetts  02110
Tel:
Fax:

Attention:  Equity Capital Markets

-and-

GMP Securities L.P.
145 King Street West
Suite 300
Toronto, Ontario M5H 1J8
Tel: (416) 367-8600
Fax: (416) 367-8146

Attention: Steven Ottaway

with a copy to:

Farris, Vaughan, Wills & Murphy LLP
2500-700 West Georgia Street
Vancouver, BC V7Y 1B3
Tel: (604) 684-9151
Fax: (604) 661-9349

Attention: R. Hector MacKay-Dunn, Q.C.

Choate Hall & Stewart LLP
Two International Place
Boston, MA 02110
Tel: (617) 248-5000
Fax: (617)248-4000

Attention:  Frederick P. Callori

If to the Company:

GLG Life Tech Corporation
Suite 519 World Trade Centre
999 Canada Place
Vancouver, BC V6C 3E1
Tel: (604) 641-1368
Fax: (604) 844-2830

Attention:  Brian R. Meadows

with a copy to:

Fasken Martineau DuMoulin LLP
#2900 - 550 Burrard Street
Vancouver, BC V6C 0A3
Tel: (604) 631-3204
Fax: (604) 631-3232

Attention:  Georald Ingborg

DLA Piper LLP (US)
701 Fifth Avenue, Suite 7000
Seattle, Washington 98104
Tel: (206) 839-4800
Fax: (206) 839-4801

Attention:  Matthew D. Adler

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 15.                                      Successors.

This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and Section 9, and in each case their respective successors and personal representatives, and no other person will have any right or obligation hereunder.

The term “successors” shall not include any purchaser of the Offered Shares as such from any of the Underwriters merely by reason of such purchase.

Section 16.                                      Partial Unenforceability.

The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 17.                                      Effect of Headings.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 18.                                      Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

Section 19.                                      Research Independence.

The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of its investment bankers.  The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions.  The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short position in debt or equity securities of the companies which may be the subject to the transactions contemplated by this Agreement.

Section 20.                                      Governing Law.

This Agreement shall be governed by and construed in accordance with the internal laws of the Province of British Columbia and the laws of Canada applicable in the Province of British Columbia.  In the event of any dispute regarding this Agreement, the parties hereto submit to the non-exclusive jurisdiction of the courts of British Columbia.

Section 21.                                      General Provisions.

This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof, including the Engagement Letter dated July 13, 2009 between the Company and Canaccord Capital Corporation, except with respect to Section 20 thereof, which remains in full force and effect. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus, each free writing prospectus, the Canadian Prospectus and the Prospectus (or any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

GLG LIFE TECH CORPORATION

By:
Name:
Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

On behalf of the Underwriters:

CANACCORD CAPITAL CORPORATION

By:
Steven L. Winokur
Managing Director

CANACCORD ADAMS INC.

By:
David Thibodeau
Managing Director

GMP SECURITIES L.P.

By:
Steven Ottaway
Managing Director

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